UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 6, 2006

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[X] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 7, 2006 Central Vermont issued the following news release:

"NEWS RELEASE

Contact: Dale Rocheleau (802) 747-5355

For Immediate Release: Feb. 7, 2006

CVPS announces reverse Dutch auction buyback, investments in utility

RUTLAND - Central Vermont Public Service (NYSE-CV) today announced that its board of directors has approved a buyback of the company's stock in a reverse Dutch auction tender offer, using approx $50 million in proceeds from the sale of Catamount Energy Corp. The company also announced plans to use an approx $20 million in cash on hand to fund capital construction projects ($3.3 million), post-retirement medical fund benefits ($3.8 million), and under-funded pension costs ($12.9 million). This decision was made after conferring with the state regulators about the use of the Catamount sale proceeds and cash on hand. The tender offer is expected to commence within the next few days and to extend through March 15, 2006.

Under the procedures of the reverse Dutch auction, shareholders may offer to sell some or all of their stock to the company at a target price in a range from $20.50 to $22.50 per share. Upon expiration of the auction offer, the company will select the lowest-bid price that will allow it to buy up to 2,250,000 shares. All shares accepted in the tender offer will be purchased at the same price. If the number of shares tendered is greater than the number sought, purchases will be made on a pro rata basis from stockholders tendering at or below the selected purchase price. On February 6, 2006, the closing price of CVPS's common stock on the New York Stock Exchange was $18.62 per share. Consequently, the tender offer represents a premium of between 10 % and 21% over the closing price of CVPS's common stock on the day prior to announcement of the tender offer.

"The Catamount sale proceeds and these funding decisions will benefit customers, employees and shareholders," CVPS President Bob Young said. "They will improve utility infrastructure, and reduce retirement plan expenses in our cost of service, both of which ultimately benefit our customers. We are also returning proceeds from the Catamount sale to investors who participate in the buyback. In reducing the number of outstanding shares, the buyback will also boost earnings for remaining shareholders."

In December, CVPS subsidiary Catamount Resources Corporation sold its investment in Catamount Energy, a wind energy company, to Diamond Castle, a New York-based private equity investment firm, and its affiliated funds. The sale netted CVPS $52 million.

Use of on-hand cash proceeds to fund capital expenses this year will allow the company to do work in 2006 that previously had been expected to be deferred to 2007 or beyond.

Young said today's announcement complemented previously announced plans to improve CVPS's financial outlook and return the company to a position of financial strength. Those plans include:

  Securing a $25 million revolving credit facility in October 2005;
  $2.7 million in 2006 budget cuts, including a 10 percent cut in Young's salary and a 5 percent reduction in other officers' salaries, which will help offset rising fuel and medical costs;
  Restructuring the board of directors starting in 2006;
  Efforts to improve communication with Vermont regulators and find common ground on customer and company needs.

"The board of directors, management and employees are working extremely hard to return the company to a position of financial strength, which is critical to shareholders and customers alike," Young said.

CVPS, founded in 1929, is Vermont's largest electric utility, serving about 150,000 customers. Catamount Resources Corp. was formed to hold CVPS's subsidiaries that invest in unregulated business opportunities.

Tender Offer Details

The tender offer is subject to market, economic, business and other customary conditions affecting the company, and the other terms and conditions that will be described in the offering materials. CVPS reserves the right, in its sole discretion, to increase the number of shares purchased, subject to compliance with applicable law.

All of the shares that are properly tendered (and not properly withdrawn) at prices at or below the purchase price determined by CVPS will be purchased at such purchase price, net to the seller in cash without interest, as promptly as practical after the expiration of the tender offer, subject to any withholding under applicable law, possible proration and provisions relating to conditional tenders. In general, stockholders that own beneficially or of record fewer than 100 shares in the aggregate may elect not to be subject to proration if they properly tender all of their shares at or below the purchase price before the tender offer expires. CVPS will promptly return to tendering stockholders all shares that have been tendered and not purchased.

CVPS's Board of Directors has authorized this tender offer as a prudent use of financial resources given CVPS's business, assets and current stock price and as an efficient means to provide value to stockholders. The offer represents an opportunity for CVPS to return cash to stockholders who elect to tender their shares while at the same time increasing non-tendering stockholders' proportional interest in CVPS.

Neither the company nor its Board of Directors, the dealer manager, depositary or information agent is making any recommendation to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase to the company.

This press release is for informational purposes only and is not an offer to buy or A solicitation of an offer to sell any shares of any class of the company's common stock. The solicitation of offers to buy shares of the company common stock will only be made pursuant to the offer to purchase and related materials that the company will send to its stockholders. Stockholders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the tender offer. Stockholders will be able to obtain the offer to purchase and related materials for free at the SEC's website at www.sec.gov or from our information agent, Morrow & Co. We urge stockholders to carefully read those materials when they become available prior to making any decisions with respect to the tender offer.

A Reminder about Forward-Looking Statements

Statements contained in this release that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. There can be no assurance that such indicated results will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. CV does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this press release.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Edmund F. Ryan Edmund F. Ryan Acting Chief Financial Officer and Treasurer

February 7, 2006